As Filed with the Securities and Exchange Commission on November 13, 2007 Registration No.: 333-

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EMY’S SALSA AJI DISTRIBUTION COMPANY, INC.

(Name of Small Business Issuer in its Charter)

Nevada	2030	20-4036208
(State or other jurisdiction of incorporation or organization)	(Primary Industrial Class Code No.)	(I.R.S. Employer Identification No.)

P.O. Box 7
Ellicott City
MD 21041-0007
(443) 742-2134

(Address and telephone number of principal executive offices)

Andrew Uribe
EMY’S SALSA AJI DISTRIBUTION COMPANY, INC.
P.O. Box 7
Ellicott City
MD 21041-0007

(Name, address and telephone number of agent for service)

Copy of all communications to:

Law office of Mark Tolstoi
75 Eisenhower Parkway
Roseland, New Jersey 07068
(973) 364-0111
(973) 364-1090 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	1,887,500 shares	$0.05	$94,375.00	$10.10

(1)	The price was arbitrarily determined by Emy’s Salsa Aji Distribution Company, Inc.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, dated November 1, 2007

EMYS SALSA AJI DISTRIBUTION COMPANY, INC.

1,887,500 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 1,887,500 shares of our common stock, par value $0.0001 per share.

The selling shareholders named in this prospectus are offering all of the shares of Common Stock offered through this prospectus. Our Common Stock is presently not traded on any market or securities exchange.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the Over-the-Counter Bulletin Board (“OTCBB”), and thereafter at prevailing market prices or privately negotiated prices. This offering price was arbitrarily determined by us. The expenses of the offering, estimated at $2,500, will be paid by us.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

PROSPECTUS SUMMARY

Emy’s Salsa Aji Distribution Company, Inc. was incorporated on July 11, 2005 under the laws of the State of Nevada under the name Certiorari Corp. On August 23, 2005 our name was changed to our present name and we entered into negotiations to act as distributor of salsa products for Orbital Group, LLC (“Orbital”), a Florida limited liability company. On July 11, 2005 our Board of Directors authorized negotiations with Orbital Group, LLC, and we entered into our initial Distribution Agreement (the “Distribution Agreement”) with Orbital. On July 1, 2006 we entered into a new agreement with Orbital under which we are a licensed distributor of products to be manufactured by Orbital and sold under the trade name of Emy’s Salsa Ajitm. Our Distribution Agreement provides us certain non-exclusive rights to distribute Emy’s Mild and Spicy Salsa in the New England states of New York, New Jersey, Connecticut, Vermont, Massachusetts, Maine and Rhode Island. On November 1, 2007 we extended our agreement with Orbital for an additional one year period. We have made no sales of Emy’s Salsa products to date, although we have distributed samples and entered into informal discussions with restaurants and retail chains. Our business is dependent upon the success of Emy’s Salsa, and the business of Orbital, including the ability of Orbital to manufacture and ship Emy’s Salsa.

We may refer to ourselves in this prospectus as “ESD”, “we,” or “us.” All references to our operations include all of our operations since our inception in 2005. Our principal executive offices are located at 9446 Dunloggin Road, Ellicott City, Maryland 21042, and our telephone number at that address is (443) 742-2134. We do not maintain our own website but the website for our salsa products is located at WWW.EMYSSALSAAJI.COM.

The Offering:

Shares of common stock offered by us	None

Shares of common stock which may be sold by the selling stockholders	1,887,500

Use of proceeds	We will not receive any proceeds from the resale of shares offered by the selling stockholders hereby, all of which proceeds will be paid to the selling stockholders.

Risk factors	The purchase of our common stock involves a high degree of risk.

Trading Market	None

The shares being offered for resale by the selling stockholders identified herein consist of approximately 15% of our issued and outstanding common stock.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any different information. We are not making an offer of these securities in any jurisdiction where an offer is not permitted. The information in this prospectus is accurate only as of the date of this prospectus regardless of the time of delivery of this prospectus or of any sale of our securities.

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

ESD may need financing which may not be available. Absent financing, our future activities will be limited or discontinued.

ESD has not established a source of equity or debt financing. Our need for cash is entirely dependent on our distribution arrangements for Emy’s Salsa Aji products, and our Distribution Agreement with Orbital. The willingness of retail or wholesale purchasers and consumers to purchase our distributed products and the capital requirements for our development of any sales, marketing and distribution capabilities, will determine our future need for financing. In addition, ESD requires financing for advertising and customer promotions to increase awareness of our distributed products and expand our operations. There is no way of predicting amounts that would be needed or provide assurance that financing will be available or found. In addition, Orbital is a small start-up manufacturer of food products and is subject to similar and ongoing needs for financing of its operations and has not established a source of equity or debt financing. Neither ESD nor Orbital has generated any significant revenues (ESD has not generated any revenues) and have never generated a profit. ESD is heavily dependent on the abilities and capabilities of Orbital to produce products and maintain its existence, and the capabilities of its officers and directors.

We are dependent upon the future business and success of Orbital and Mr. Andrew Uribe. Orbital presently is a small-scale producer of Emy’s Salsa and presently does not have the capability for mass production of its products.

Orbital is a closely-held company majority-owned by its founder Andrew Uribe who also serves as our President and a director. Mr. Uribe does not have any substantial business experience related to the manufacture and sale of food products. Orbital does not presently have in place operational manufacturing, production, storage or distribution facilities to produce Emy’s Salsa in quantities that would permit ESD to commence marketing of Emy’s Salsa or offer Emy’s Salsa on a wholesale or retail basis as a distributor of Orbital’s products. Orbital may distribute its own products and may enter into agreements with other third parties to perform services the same as, or similar to, those to be performed by ESD, including in the territory that ESD is permitted to distribute its products. Orbital presently sells its own products on a limited basis through the efforts of Mr. Uribe, primarily in the Washington, D.C., and Baltimore, Maryland market, in a small number of restaurants at farm markets and in specialty food stores. Orbital has leased a facility to serve as a location for manufacture on a larger scale, and entered into an agreement to purchase an automated production and bottling line in order to increase its capacity and to commence expanded distribution of its products. There can be no assurance that such steps will be successful to provide Orbital with expanded production capability, that Orbital will be successful in its business endeavors or continue its operations, that Orbital will have the skills, experience or financial resources to succeed or that ESD will be able to successfully introduce or distribute Emy’s Salsa as a distributor for Orbital. As such, the business and operations of the Company are completely dependent upon the efforts and success of Orbital and Mr. Uribe.

If cash needs to maintain basic operations are not available, there is a likelihood that we would discontinue operations.

If we are unable to generate or increase our revenue or obtain financing during periods when we incur losses or if the financing that we do obtain is insufficient to cover any operating losses we may incur, we may have to substantially curtail our operations or seek business opportunities through some form of as yet unidentified strategic alliance that, in all probability, would dilute the interest of existing stockholders.

We do not currently have sufficient resources to pay all of the costs of pursuing our business. Our officers or directors, Orbital, or others may be required to make loans to us and others may be required to defer fees and expenses which may only be able to be repaid, if at all, upon the success of our business.

ESD’s operations are heavily dependent on the acceptance of Latin food products by wholesale and retail customers and the acceptance of Emy’s Salsa as a minority-owned small business.

Our success will be dependent upon the willingness and acceptance by large and small food stores and chains, restaurants, and consumers, to accept Emy’s Salsa as a Latin food product produced by Mr. Uribe from his family recipe. The status as a minority small business owner product, and our ability to promote our business while maintaining that status and image, will be important to our success. Mr. Uribe is a minority small-business owner which is an important factor in our successful activities. Mr. Uribe, Orbital and his family members presently own approximately 45% of our common stock, and Mr. Uribe is our President and a director. We do not have any experience in promoting food products or promotion of minority small-business ventures, and we may not be perceived in the market the same as is Orbital, which could hurt our efforts and success. ESD will be dependent upon the preferential treatment and informal policies that we believe allocate limited store shelf space to small and minority business owners and operators that are perceived as economically disadvantaged relative to major national or international food producers or distributors. If we are incorrect, or if the wholesale or retail outlets on which we may become dependent change or abandon these policies our business and results of operations will be significantly negatively affected. Events that impact the number of persons with a desire to purchase or consume Latin oriented food products could also negatively affect our business or results of operations.

ESD is and will continue to be dependent on the services of our founder and president, Andrew Uribe, the loss of whose services would likely cause our business operations to cease.

ESD’s business strategy is completely dependent upon the knowledge, reputation and business contacts of Andrew Uribe, our president and director. If we were to lose the services of Mr. Uribe, it is unlikely that we would be able to continue conducting our business plan even if financing were obtained.

Our President, Mr. Uribe, is entirely responsible for the execution of our business. He is not presently employed and is under no contractual obligation to become employed by us. If he should choose to leave us for any reason before we have hired qualified additional personnel, our operations are likely to fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business as presently contemplated. We do not intend to acquire “key-man” life insurance on the life of Mr. Uribe. Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors who provide services for us in the event the Mr. Uribe is not available to us, although it is unlikely that they would be an adequate replacement for the skills, resources, knowledge, reputation and business contacts of Mr. Uribe.

We will need additional, qualified personnel in order to expand our business. Without additional personnel, we will not be able to expand our business.

Expanding our business entails increasing the number of persons engaged in activities for the promotion of Emy’s Salsa. We presently do not have any plans to increase these persons. Due to the limited activities or Orbital, its status as a startup operation, the present inability of Orbital to produce Emy’s Salsa in any significant quantity that could be ordered by any wholesale or retail organizations, local, national or regional, even if we did identify suitable wholesale or retail purchasers, we are not planning on increasing our activity level, efforts or personnel. Our primary activity is to prepare for the potential larger scale demand that could arise for Emy’s Salsa, and seek working capital that will be necessary to inventory and stock products necessary for the increased demand. We will need to have Orbital establish a track record that provides us assurance that we will be able to satisfy the expectations of our customers who may purchase Emy’s Salsa from or through us. We have not done any research as to the availability or cost of qualified personnel, the interest of wholesale or retail customers that would allow us to consider appropriate staffing levels or the compensation that would be required for additional personnel, but believe that a significant amount of our personnel cost may be “commission” based, other than for officers and administrative personnel who would receive salaries. There is no way of determining the likelihood of finding and being able to afford and hire persons meeting these credentials.

Our revenues and operating results could fluctuate significantly from quarter to quarter, which may cause our stock price to decline.

Since our inception, we have not realized any revenue. Our results from year-to-year and from month-to-month may vary significantly based on ordering cycles of major wholesale food distributors who we plan to pursue for sales, and the payment cycle of such organizations. As a result of these and other factors, we believe that period-to-period comparisons of our operating results will not be meaningful and that you should not rely upon our performance in a particular period as an indication of our performance in any future period.

The ability of our president to control our business limits minority shareholders’ ability to influence corporate affairs.

Our president and family members currently own, directly or indirectly, approximately 45% of our outstanding common stock. Because of this ownership, and his position as an officer and director, our president will be in a position to continue to have significant impact on our business and affairs, including the election of our board of directors. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, including to or with Orbital and the conflicts of interest that could arise with regard to pricing, quantity, and access, selection of officers and directors and all other business decisions. Our minority shareholders would individually have no way of overriding decisions made by our president and in the event of a disagreement the loss of the continued services of our president would negatively affect our business and prospects. We believe that the current ownership percentage, of approximately 45%, is the minimum amount necessary for the market to perceive our company as a minority owned small business, although this assumption may be incorrect and this ownership may diminish over time as we seek additional capital. In the event that we are incorrect, it may be necessary to issue or sell to Mr. Uribe or his affiliates additional shares of our common stock, which may be at a price below the market price, in order to increase his ownership that would result in dilution to existing shareholders. There is not presently any agreement, or requirement, that we take such steps. The level of control may also cause the market value of our shares to be lower than it may be without a high level of control.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we become subject to these requirements we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we believe we will be required, beginning with our fiscal year ending December 31, 2008 as a “newly public company,” to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2008. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as in future periods. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

We have only two directors which limits our ability to establish effective independent corporate governance procedures and increases the control of our president.

We have only one director who is also our president, and chief accounting/chief financial officer. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues.

Until we have a larger board of directors which would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

The costs to meet our reporting and other requirements as a public company subject to the Securities Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

Upon becoming a public entity we will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. We will incur ongoing expenses associated with professional fees for accounting, legal and for other expenses. We estimate that these costs may be up to $10,000 per year, exclusive of the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations will reduce and possibly eliminate our ability and resources to fund other aspects of our business and may prevent us from meeting our normal business obligations.

Risks Related to Our Common Stock

Shareholders may be diluted significantly through our efforts to obtain financing and from issuance of additional shares of our common stock for services.

We have no committed source of financing. We may issue shares or incur debt, which may be convertible into share, of our common stock to satisfy our financial obligations. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly with warrants, which may be issued or exercised at a discount to the market price for our common stock. These actions will result in dilution of the ownership interests of existing shareholders, and may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to control ESD because the shares may be issued to our officers, directors, new employees, or related parties and may be on a non-arms length basis.

Currently there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and even if quoted, it is likely to be subject to significant price fluctuations.

There is no established trading market for our common stock. Our plans include seeking a market maker to file an application with the NASD seeking authorization to quote our shares on the automated quotation service maintained by the National Association of Securities Dealers, Inc., commonly known as the OTC Bulletin Board (“OTCBB”). There can be no assurance as to whether such market maker’s application will be accepted or, if accepted, the prices at which our common stock will be bid or sold if a trading market shall arise. There can be no assurance that any trading marked will ever develop in our common stock.

It is unlikely that our common stock will be of interest to or that any research analysts will cover or report on our company. There may be only a single or a limited number of institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. As a result, the price at which our common stock may trade is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere under the heading “Risk Factors,” investor perception of ESD and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price and low volume expected in the market for our common stock, brokerage firms may not be willing to effect transactions in these securities.

Our articles of incorporation and by-laws provide for indemnification of our present and former officers and directors in the event any claim is asserted against them and limits their liability which may require us to incur costs for their legal defense and any ultimate liability.

Our articles of incorporation, bylaws and applicable Nevada law permit us to provide for indemnification of our directors, officers, employees, and agents under certain circumstances arising from their association with or activities on behalf of ESD, and to advance expenses for legal and other costs of such actions. This indemnification policy could result in substantial expenditures by us for the benefit of our officers, directors and others. In the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will create a lack of liquidity and make trading difficult or impossible.

Rule 15g-9 adopted under the Securities Exchange Act of 1934, as amended, defines a “penny stock,” as an equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. We expect that our common stock will be a penny stock subject to the penny stock rules. Under the penny stock rules, a broker or dealer must follow certain practices including obtaining a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction. These requirements will create a lack of liquidity and shareholders may find it difficult to dispose of their shares than would be the case if these rules did not apply to our common stock.

Because of these regulations and historic market abuses in penny stocks, many broker-dealers may not wish to engage in the above-referenced activities and may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares. Our shares in all probability will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities in open market transactions.

The market for penny stocks has experienced numerous frauds and abuses which could cause investors in our stock to lose some or all of their investment.

The market for penny stocks has suffered from fraud and abuse which could affect the liquidity and trading price of our securities, including the following:

•	Control of the market by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	“Boiler room” activities involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
•
Selling of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

If violations of these rules occur, remedies to the investors include seeking rescission of their purchase of shares made through their brokerage account. We may be subject to claims from investors and purchasers in the market that there have been violations in which case we will be required to expend resources and divert management’s time and attention, to defending such actions and may not prevail. In the event that we are subjected to such claims, or become involved in litigation, investigations, or regulatory inquires for any reason, the price of our common stock and value of our company could decline significantly.

If a market develops for our shares, Rule 144 sales may depress prices in that market.

All of the outstanding shares of our common stock held by present stockholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended. After the registration statement of which this prospectus is a part is declared effective by the SEC 10,500,000 additional shares issued to former and present officers, directors, consultants, and others as unregistered securities will be or will become subject to resale under Rule 144. The SEC has recently proposed shortening the holding periods applicable to Rule 144. In the event the SEC takes such action, the shares held by such persons could become eligible for free trading prior to the one year anniversary of the date of sale or issuance, which is the earliest day upon which Rule 144 sales are presently eligible to be made.

As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in general that a person who has held restricted securities for a prescribed period (currently, one year) may, under certain conditions, sell during every three month period, in brokerage transactions and subject to other conditions, a number of shares that does not exceed one percent (1%) of a company’s outstanding common stock. There is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person during the 90 days preceding sale) after the restricted securities have been held by the owner for a period of two years. Sales under Rule 144 or pursuant to a further registration statement for our common stock, on behalf of the company or selling shareholders, may have a depressive effect upon the price of our common stock.

Trading in our common stock may be restricted by virtue of state securities “Blue Sky” laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is no public market for our common stock, and there can be no assurance that any public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in approximately 17 states which do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the potential secondary market for our securities, should one develop, to be extremely limited.

Provisions of our articles of incorporation and Nevada law could deter a change of our management which could discourage or delay offers to acquire us.

Provisions of our articles of incorporation and Nevada law make it difficult for someone to affect a change of control of the company or to remove existing management, and might discourage a third party from offering to acquire a controlling interest in us, even if a change in control or in management would be beneficial to our stockholders.

As a Nevada corporation, we are subject to certain provisions of the Nevada Business Corporation Law rules and which inhibit the likelihood of a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction and to discourage unsolicited bids. These provisions may discourage a future acquisition of us, including an acquisition in which our shareholders might otherwise receive a premium for their shares. Shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

Our board of directors has the authority, without stockholder approval, to issue shares of “blank check” preferred stock with terms that may not be viewed as beneficial to common stockholders, and which may adversely affect common stockholders.

Our articles of incorporation allow us to issue shares of preferred stock without any vote by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of preferred stock that would grant to holders the preferred right to vote on decisions submitted for a vote of the stockholders, to a priority on distribution of our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock, and similar rights and priorities over our common stock

1,887,500 shares of our common stock being registered in this offering may be sold by selling stockholders upon the effectiveness of our registration statement. Significant sales of these shares over a short or concentrated period of time are likely to depress the market for and price of our shares in any market that may develop.

Shares of our common stock held by 19 shareholders registered in this offering for resale may be resold subsequent to effectiveness of our registration statement. These 1,887,500 shares may be sold without restriction which may occur without reliance upon Rule 144, and accordingly without restriction as to volume or timing restrictions contained in Rule 144. The ability to sell these shares of common stock and/or the sale thereof reduces the likelihood of the establishment and/or maintenance of an orderly trading market for our shares at any time in the near future.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market which may develop in the future involves a high degree of risk.

USE OF PROCEEDS

We are registering 1,887,500 of our 12,387,500 currently outstanding shares for resale.
We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders.

SELLING STOCKHOLDERS

At November 1, 2007 we had 26 shareholders:

Of our outstanding shares 500,000 shares were issued on July 11, 2005 to Andrew Uribe and an additional 3,000,000 shares were issued on July 1, 2006 to Orbital which is controlled by Andrew Uribe, our officer and director, in exchange for the Distribution Agreement and an extension of the term of the Distribution Agreement.

An additional 4,000,000 shares were issued as of July 11, 2005 to four additional persons for services in connection with formation, organization and the business of the company and 3,000,000 shares on November 1, 2007 to two additional persons for services, including 2,000,000 shares issued to our counsel for legal fees. None of the 10,500,000 shares held by these persons are being registered for resale or will be available for resale under this registration statement.

An additional 1,887,5000 shares were issued to 19 shareholders at $0.01 per share for which the company received $18,875,000 in cash proceeds from such sales from June 2005 through August 2007 in transactions that were exempt from the registration requirements under the Securities Act of 1933,as amended.

All 1,887,500 shares may be resold by the selling stockholders named in the following table from time to time. The table also contains information regarding each selling stockholder’s beneficial ownership of shares of our common stock as of November 1,2007 and as adjusted to give effect to the sale of the shares offered hereunder.

Selling Security Holders	Shares Owned Before Offering	Shares Being Offered	Number of Shares to be Owned After the Offering	Percentage to be Owner After the Offering
Julio Uribe	10,000	10,000	0	*
Sheila D. Gladhill	10,000	10,000	0	*
William S. Bergman	10,000	10,000	0	*
Gary Ross	10,000	10,000	0	*
Harvey Kesner	12,500	12,500	0	*
Harvey Kesner	17,500	17,500	0	*
Paradox Trading Company LLC	17,500	17,500	0	*
Edward and Carol Martin JTWROS	50,000	50,000	0	*
Glenn Kesner	50,000	50,000	0	*
Jean Young	50,000	50,000	0	*
Mark Goldberg	50,000	50,000	0	*
Seth Farbman	50,000	50,000	0	*
David Greenberg	50,000	50,000	0	*
Joshua Greenberg	50,000	50,000	0	*
Michelle Stern	50,000	50,000	0	*
Shai Stern	50,000	50,000	0	*
Steven Schlachter	50,000	50,000	0	*
Rudi Schlachter	50,000	50,000	0	*
Marlin Capital Partners, LLC	250,000	250,000	0	*
GRQ Consultants, Inc.	500,000	500,000	0	*
Paradox Trading Company LLC	500,000	500,000	0	*
	1,887,500	1,887,500	0	*
* less than 1%

None of the Selling Stockholders is a broker/dealer or an affiliate of any broker/dealers.

PLAN OF DISTRIBUTION

Selling  stockholders  will offer their shares at the  designated  price ($0.05) until their shares are quoted on the Over the Counter (OTC)  Bulletin  Board and thereafter at prevailing market prices or privately negotiated prices. We intend to apply to the NASD to have the prices of our shares quoted on its Over the Counter (OTC) Bulletin Board electronic quotation service.  To date no actions have been taken to apply to the NASD to have our shares listed on its Over the Counter (OTC) Bulletin Board quotation service.  Our common stock is not currently listed on any national exchange or electronic quotation system. Once a market develops, sales may be made at prevailing market prices or at privately negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement through August 2007. All of our outstanding shares held by our selling shareholders were issued at $0.01 per share except for shares issued for services and founders’ shares.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed or quoted on a public exchange, we intend to seek a market maker to file a Rule 211 application with the NASD to enable our securities to be quoted on the Over-the-Counter Bulletin Board (OTCBB). In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. The registration statement, of which this prospectus is a part, must be effective in order for our securities to be eligible for quotation on the OTCBB. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DIVIDEND POLICY

In the past, we have not declared or paid cash dividends on our common stock, and we do not intend to pay any cash dividends on our common stock. Rather, we intend to retain future earnings (if any) to fund the operation and expansion of our business and for general corporate purposes. In addition, our agreements with debt or preferred stock holders and other investors may restrict us from paying any cash dividends in the future.

MARKET FOR SECURITIES

There is no public market for our common stock, and a public market may never develop.

There is no common equity subject to outstanding options or warrants to purchase or securities convertible into common equity of ESD.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:	December 31, 2006	June 30, 2007
		(unaudited)

Current assets	$13,789	$3,633
Total assets	37,789	21,633
Current liabilities	250	250
Stockholders’ equity	37,539	21,383

Income Statement Data:	From June 28, 2005
(Date of Inception) to
June 30, 2007

Revenue	$nil
Net Loss for the Period	$(24,342)
Basic Loss Per Share	less than $0.01 per share
Weighted average number of shares outstanding	6,957,986

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

1.
This prospectus contains ‘‘forward-looking statements,’’ which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulations. Words such as ‘‘may,’’ ‘‘should,’’ ‘‘could,’’ ‘‘would,’’ ‘‘predicts,’’ ‘‘potential,’’ ‘‘continue,’’ ‘‘expects,’’ ‘‘anticipates,’’ ‘‘future,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

You should review carefully the section entitled ‘‘Risk Factors’’ beginning on page 4 of this prospectus for a discussion of these and other risks that relate to our business and investing in shares of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

We are seeking to introduce Emy’s Salsa into new markets in the Northeast under a Distribution Agreement with Orbital. We have not made any sales of products and have received, through Orbital, non-binding letters expressing interest from several large and small food wholesalers and retailers. We intend to pursue these leads and offer distribution of Orbital’s products as our sole line of business for the foreseeable future. Orbital does not presently have adequate manufacturing, bottling, storage or transportation to satisfy any material demand we might generate for their products, and we do not possess nor do we intend on acquiring such resources. We do not maintain any website, have no employees, and do not lease or own any property that is used in our business and have no immediate plans to acquire any property or produce a website.

Characteristics of our Revenues and Expenses

We cannot predict what our level of activity will be over the next 12 months because we do not know what level of production, bottling, storage and transportation Orbital will develop, or if Orbital will be able to attract financing for such purposes, or if we will be able to interest others in purchasing Emy’s products by or through us.

Revenues, Operating Loss, Cost of Revenues. Selling General and Administrative Expenses, Net Loss

Due to the startup nature of our business, each of the items from our Statement of Operations for the fiscal years ended December 31, 2006 and 2005 may not be indicative of future levels of activity. As such, we expect our costs and loss to increase in future periods as we seek active customers, and incur costs for infrastructure. During the prior periods, all expenses have been attributable to startup, organizational, legal and accounting expenses for services provided in connection with such matters and related to the preparation and filing of our registration statement.

Liquidity and Capital Resources

As of June 30, 2007 and 2006, we had cash and cash equivalents of $3,633 and $10,500, respectively. We have historically met our liquidity requirements from a variety of sources, including short-term borrowings from related parties and the sale of equity securities. We do not presently maintain any credit facilities, although we may incur indebtedness in connection with our expansion plans.

As of June 30, 2007, we had working capital of $3,383 due primarily to the lack of indebtedness.

ESD does not have any credit facilities or other commitments for debt or equity financing. No assurances can be given that advances when needed will be available. We do not believe that we need funding to continue our operations at our current level because we do not have a capital-intensive business plan, and our fixed cost level is low. We would need some form of financing if Orbital increases its capacity significantly, and we decide to ramp up our activities in accordance with our business plan. If a market for our shares ever develops, of which there can be no assurances, we may use restricted shares or options to compensate employees, officers, directors, consultants and others wherever possible. If we are successful such steps may enable us to meet some or all of the obligations of being a public company without requiring additional sources of financing. We believe that we will have sufficient cash on hand for 12 months of operations unless we commence activities related to our Distribution Agreement rights with Orbital and in such case will not generate sufficient cash to continue operations for the next 12 months from the date of this prospectus without additional investment in our equity or we incur indebtedness.

Loans From Related Parties

As of June 30, 2007, all short term advances for organizational expenses had been converted into equity.

Private Placement

We completed a private placement in August 2007, pursuant to which we issued 1,887,500 shares of common stock for aggregate gross proceeds of $18,875.00. In connection with this private placement, we incurred no placement agent or other fees.

Critical Accounting Policies

Our financial statements are prepared in conformity with generally accepted accounting principles in the United States of America, which require us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of our financial statements and the reported amounts of revenues and expenses during the reporting periods. Critical accounting policies are those that require the application of management’s most difficult, subjective, or complex judgments, often because of the need to make estimates about the effect of matters that are inherently uncertain and that may change in subsequent periods. In preparing the financial statements, we utilized available information, including our past history, industry standards and the current economic environment, among other factors, in forming our estimates and judgments, giving due consideration to materiality. Actual results may differ from these estimates. In addition, other companies may utilize different estimates, which may impact the comparability of our results of operations to those of companies in similar businesses. We believe that of our significant accounting policies, the following may involve a higher degree of judgment and estimation.

Stock-Based Compensation. Effective August 1, 2005, we adopted SFAS No. 123 (revised 2004), ‘‘Share-Based Payment,’’ (SFAS 123R), which is a revision of SFAS No. 123, ‘‘Accounting for Stock-Based Compensation.’’ SFAS No. 123R supersedes Accounting Principles Board, or APB, Opinion No. 25, ‘‘Accounting for Stock Issued to Employees’’, and amends SFAS No. 95, ‘‘Statement of Cash Flows.’’ SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based upon their fair values. As a result, the intrinsic value method of accounting for stock options with pro forma footnote disclosure, as allowed for under SFAS No. 123, is no longer permitted. We adopted SFAS No. 123R using the modified prospective method, which requires us to record compensation expense for all awards granted after the date of adoption, and for the unvested portion of previously granted awards that remain outstanding at the date of adoption. Accordingly, prior period amounts have not been restated to reflect the adoption of SFAS No. 123R. After assessing alternative valuation models and amortization assumptions, we chose to continue using the Black-Scholes valuation model and recognition of compensation expense over the requisite service period of the grant, although we do not presently have any outstanding obligations under any options under which SFAS No. 123R is applicable.

BUSINESS

Emy’s Salsa Aji Distribution Company, Inc. was incorporated in the State of Nevada on July 11, 2005 as Certiorari Corporation and originally intended to pursue a business of acquiring the rights to receive state and local real estate tax refund claims from property owners but never commenced such business. On August 23, 2005 the name of the company was changed to Emy’s Salsa Aji Distribution Company, Inc. and the company commenced its current activities and sought to enter into distribution arrangements and entered into a Distribution Agreement with Orbital Group, LLC effective as of July 1, 2006.

Orbital Group, LLC, is a Florida limited liability company, registered to do business in the state of Maryland. During 2003 and 2004, the company’s owner, Andrew Uribe, developed a unique specialty gourmet Colombian-style salsa called “Emy’s Salsa Aji” (pronounced “Ahh-Hee”). The recipe is based upon the original recipe developed over many years by Mr. Uribe’s father in Colombia. The product is a more wholesome, tasty and different alternative to the many hot sauces and salsa products currently available in the market place. One of the main differences of Emy’s Salsa Aji from its competitors is in its consistency, its natural color (without a watery red or green sauce), all natural ingredients (without any preservatives or chemicals like all salsa products), and the refrigeration requirement. Orbital believes that there is no known competitor in any product that closely resembles Emy’s Salsa Aji. The product’s quality, fresh ingredients and its simple yet stylish packaging give a taste and appearance that makes it an attractive alternative to the fancy labeled hot sauces and salsas found in stores. Orbital’s president, Andrew Uribe, background in diagnostic medicine have proven highly helpful in the development and growth of Emy’s Salsa.

Orbital currently produces two product lines of its Emy’s Salsa Aji: a “mild” and a spicy” salsa, each sold in 12 ounce clear jars. The Colombian AJI style of salsa has its origins among the native Quimbaya people of Colombia South America. Emy’s Salsa is trademarked with the United States Patent and Trade Office, serial number 78182646 issued April 27, 2004. In addition, Orbital has obtained appropriate government regulatory approvals and permits as a Maryland based specialty food processor.

Orbital started manufacturing and sales of Emy’s Salsa in January 2005 through five different Maryland-based gourmet food stores, and presently distributes through 10 local stores. In response to the strong demand for the company’s product, several major retail food chains have expressed interest in carrying Emy’s Salsa.

Based on this anticipated and continued increasing demand for the Emy’s Salsa, the company entered into the Distribution Agreement on July 1, 2006 and sought to establish an independently funded operation to warehouse and distribute in certain Northeastern states. Under the terms of the Distribution Agreement with Orbital, the company was appointed distributor of Emy’s Salsa, mild and hot, in the “Territory,” as defined in the Distribution Agreement, consisting of New York, New Jersey, Connecticut, Vermont, Massachusetts, Maine and Rhode Island. The company has agreed not to sell or distribute the product outside the Territory or to any third party who would do so, without Orbital’s consent. Under the Distribution Agreement, prices for product are to be F.O.B. Baltimore, Maryland, as will in the future be agreed by the parties. Under the terms of the Distribution Agreement, the company is not required to purchase any minimum dollar amount of products during the first year, and thereafter, the Distribution Agreement may be terminated if Distributor has not purchased a minimum of $15,000 of products by the end of each subsequent one-year anniversary of the agreement. ESD failed to purchase $15,000 of products through June 30, 2007, however Orbital has agreed to waive the initial year minimum purchase requirement under the Distribution Agreement and has extended the Distribution Agreement through and July 1, 2008. Under the Distribution Agreement, among other things, the company has agreed to use its best efforts only to promote the sale of products in the Territory and to further the popularity of names, brands, logos and trademarks used in connection with the products, and shall maintain and operate suitable facilities for inventory, advertising, distribution and sale to meet market requirements. At the present time, Orbital does not possess mass production facilities suitable for the company’s commencement of large scale efforts, although Orbital has secured a Small Business Administration loan, has entered into lease negotiations for a manufacturing and cold storage facility, and placed an order for an automated manufacturing and bottling line to be located in Maryland.

The Distribution Agreement term is for an initial period of one year and automatically renews for successive one year periods unless either party provides the other notice of non-renewal not less than 30 days prior to the expiration of the then applicable term. In addition, the Distribution Agreement may be terminated by Orbital on ten days notice in the event of bankruptcy, insolvency, or assignment for the benefit of creditors of the company or if Orbital viability as a going concern is impaired, in the judgment of Orbital, if the company fails to maintain a sufficient sales force, if the company degrades and places in bad repute the name and reputation of Orbital, if the company fails to meet its other obligations under the Distribution Agreement, upon a change of control (change of ownership in excess of 50%) or if the company fails to purchase more than $10,000 in any three month period, which has been waived and ESD expects will continue to be waived until such time as Orbital has secured adequate production facilities. Availability to ESD to Orbital’s mass production capabilities have been delayed due to insufficient funds available to Orbital, which condition may continue for the foreseeable future.

Competition

The company believes that the market for salsa and Latin based products generally is highly competitive. In addition, severe competition exists for store shelf space, and includes companies that offer a variety of food products in addition to salsa. We compete with these companies on the basis of the price, quality, reputation and availability or products, virtually all of which possess significantly greater financial and other resources than we do.

MANAGEMENT

The following table sets forth information regarding the members of our board of directors and our executive officers. All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected annually by the board of directors and serve at the discretion of the board.

Name	Age	Position
Andrew Uribe	50	President and Director
Sheila Gladhill	40	Secretary
Kim Long	50	Treasurer

Andrew Uribe Andrew Uribe has served as the sole officer and director of Southridge Technology Group, Inc. (OTCBB:SOUT) since April 13, 2007 through July 13, 2007 which provides customized computing and communications services and solutions for small to medium-sized businesses. Mr. Uribe is a Spanish language interpreter for FIRN. Since 2003 and has been an adjunct instructor in clinical forensics at Anne Arundel Community College. From March 2000 until December 2004, Mr. Uribe was a chemist for the U.S. Department of Defense. Mr. Uribe has in the past been involved in the development and marketing of point-of-care testing for HIV antibodies for use in underdeveloped countries as a screening tool for early diagnosis. Mr. Uribe will continue to provide assistance to the company in addition to his primary activities with Orbital.

Sheila Gladhill Ms. Gladhill initially served as President through 2005, and has served as our Secretary since our formation. Ms. Gladhill attended the University of Maryland and is an experienced sales representative.

Kim Long Ms. Long has served as our Treasurer since our formation. Ms. Long is an experienced customer service manager.

Board of Directors

All directors hold office for a period of one year and until their successor is duly elected and qualified. Directors receive no compensation.

Committees of the Board of Directors

We do not maintain any committees but we intend to establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage compensation including any stock option or other plan, and review and recommend compensation arrangements for the officers.

All directors will be reimbursed for any accountable expenses incurred in attending directors’ meetings provided that the company has the resources to pay these expenses.

Employees

As of November 1, 2007, we had no full-time employees. Mr. Uribe and our other officers and directors perform services for us on a part-time as-needed basis and have no continuing obligation to perform services.

Property

Our executive offices are currently located in the offices of Orbital, in Dunloggin, Maryland. We utilize without cost 100 square feet of shared space. We do not own any real property.

We believe our office space is adequate for our immediate needs. Additional space may be required as we expand our activities. We do not foresee any significant difficulties in obtaining any required additional facilities.

Legal Proceedings

There are no legal proceedings pending or to our knowledge threatened against us.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently operate out of office space located at the location of Orbital owned by our President and Director, Mr. Uribe, for which we do not pay rent.

Orbital received all of its 3,000,000 shares of common stock for no cash investment upon execution of the Distribution Agreement, and Mr. Uribe received all of his 500,000 shares of common stock for no cash investment in consideration for services provided. In addition, effective November 1, 2007, Orbital received an additional 2,000,000 shares of common stock for a one-year extension of the Distribution Agreement. Mr. Uribe is the controlling owner of Orbital with which the company has entered into the Distribution Agreement. The terms of the Distribution Agreement were not determined on an arms-length basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of November 1, 2007 by:

• each person known by us to beneficially own more than 5.0% of our common stock;

• each of our directors;

• each of the named executive officers; and

• all of our directors and executive officers as a group.

The percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person’s address is c/o Emy’s Salsa Aji Distribution Company, Inc., P.O. Box 7, Ellicott City, Maryland 21041. As of November 1, 2007, we had 12,387,500 shares outstanding.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage Beneficially Owned(1)
Andrew Uribe (Orbital), President and a Director	5,500,000	44%
Sheila Gladhill, Secretary	1,000,000	8%
Kim Long, Treasurer	1,000,000	8%
Jean Young, Director	2,000,000	16%

All directors and executive officers as a group (4 persons)	9,500,000	76%

* Less than 1%.

(1)
Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of November 1, 2007. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2)	Includes shares owned Orbital Group, LLC, of which Mr. Uribe is deemed beneficial owner.

DESCRIPTION OF SECURITIES

We are authorized to issue 75,000,000 shares of common stock, par value $0.0001 per share. On November 1, 2007 there were 12,387,500 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share. Our articles of incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

LEGAL MATTERS

Mark Tolstoi, Esq., Roseland, New Jersey will pass upon the validity of the shares of our common stock offered by us pursuant to this prospectus.

EXPERTS

The financial statements for the years ended December 31, 2006 and 2005 included in this prospectus have been audited by Berman & Co., P.A., an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the registration statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, together with any amendments and related exhibits, under the Securities Act of 1933, as amended, with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that we are offering in this prospectus.

Following effectiveness of the registration statement of which this prospectus is a part we will file annual, quarterly and current reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. In addition, through our website, should we publish a website in the future, you can access electronic copies of documents we file with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB, our Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K and any amendments to those reports. Information on our website is not incorporated by reference in this prospectus. Access to those electronic filings is available as soon as practicable after filing with the Securities and Exchange Commission. You may also request a copy of those filings, excluding exhibits, from us at no cost. Any such request should be addressed to us at: P.O. Box 7, Ellicott City, Maryland, 21041, Att: Andrew Uribe, President.

EMY’S SALSA AJI DISTRIBUTION COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

Page

Balance Sheet as of June 30, 2007 (Unaudited)	F-3

Statements of Operations for the Six Months Ended June 30, 2007 and 2006, and for the Period from June 28, 2005 (inception) to June 30, 2007 (Unaudited)	F-4

Statements of Cash Flows for the Six Months Ended June 30, 2007 and 2006, and for the Period from June 28, 2005 (inception) to June 30, 2007 (Unaudited)	F-5

Notes to Financial Statements (Unaudited)	F-6 to F-11

Emy's Salsa AJI Distribution Company, Inc.
(A Development Stage Company)
Balance Sheet
June 30, 2007
(Unaudited)

Assets

Current Assets
Cash	$3,633
Total Current Assets	3,633

Other asset - net of accumulated amortization of $12,000	18,000

Total Assets	$21,633

Liabilities and Stockholders’ Equity

Current Liabilities
Refundable stock subscription	$250
Total Current Liabilities	250

Stockholders’ Equity
Common stock ($0.0001 par value, 75,000,000 shares authorized,
authorized, 9,027,500 shares issued and outstanding)	903
Additional paid in capital	44,822
Deficit accumulated during development stage	(24,342)
Total Stockholders’ Equity	21,383

Total Liabilities and Stockholders’ Equity	$21,633

See accompanying notes to unaudited financial statements

Emy's Salsa AJI Distribution Company, Inc.
(A Development Stage Company)
Statements of Operations
(Unaudited)

			For the Period from
	For the Six Months Ended		June 28, 2005 (inception) to
	June 30, 2007	June 30, 2006	June 30, 2007

Revenues	$-	$-	$-

Operating Expenses
Compensation	-	-	1,450
Amortization	6,000	-	12,000
General and administrative	10,225	-	11,177

Total Operating Expenses	16,225	-	24,627

Loss from Operations	(16,225)	-	(24,627)

Other Income
Interest income	69	-	285
Total Other Income	69	-	285

Net Loss	$(16,156)	$-	$(24,342)

Net loss per share - basic and diluted	$(0.00)	$-	$(0.00)

Weighted average number of shares outstanding
during the year/period - basic and diluted	9,027,500	5,733,564	6,957,986

See accompanying notes to unaudited financial statements

Emy's Salsa AJI Distribution Company, Inc.
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)

			For the Period from
	For the Six Months Ended		June 28, 2005 (inception) to
	June 30, 2007	June 30, 2006	June 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(16,156)	$-	$(24,342)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	6,000	-	12,000
Stock issued for services	-	-	925

Changes in operating assets and liabilities:
Refundable stock subscription	-	-	250
Net Cash Used In Operating Activities	(10,156)	-	(11,167)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	-	10,500	14,800
Net Cash Provided By Financing Activities	-	10,500	14,800

Net Increase in Cash	(10,156)	10,500	3,633

Cash - Beginning of Year/Period	13,789	-	-

Cash - End of Year/Period	$3,633	$10,500	$3,633

Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period for:
Income Taxes	$-	$-	$-
Interest	$-	$-	$-

See accompanying notes to unaudited financial statements

Emy’s Salsa AJI Distribution Company, Inc.
(A Development Stage Company)
Notes to Financial Statements
June 30, 2007
(Unaudited)

Note 1 Basis of Presentation

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, stockholders’ equity or cash flows. It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.

The unaudited interim financial statements should be read in conjunction with the Company’s Report on Form SB-2, which contains the audited financial statements and notes thereto, together with Management’s Discussion and Analysis, for the year ended December 31, 2006, the period from June 28, 2005 (inception) to December 31, 2005 and for the Period from June 28, 2005 (inception) to December 31, 2006. The interim results for the period ended June 30, 2007 are not necessarily indicative of results for the full fiscal year.

Note 2 Nature of Operations and Summary of Significant Accounting Policies

Nature of operations

Certiorari Corporation is a Nevada corporation incorporated on June 28, 2005. On July 11, 2005, the Company changed its name to Emy’s Salsa AJI Distribution Company, Inc. (the “Company”).

The Company is a development stage entity and expects to engage in the business of distributing products through distribution agreements with manufacturers. The initial focus of the Company’s efforts will be the distribution of Emy’s Salsa (“Product”) for The Orbital Group (“Orbital”) (“Manufacturer”) (See Note 3). The Company has not generated any revenues since inception

Development Stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include negotiating distribution agreements and marketing the territory for distribution outlets for the Product. The Company, while seeking to implement its business plan, will look to obtain additional debt and/or equity related funding opportunities.

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition and rapid technological change. The Company's operations are subject to significant risk and uncertainties including financial, operational, technological, and regulatory risks including the potential risk of business failure.

Emy’s Salsa AJI Distribution Company, Inc.
(A Development Stage Company)
Notes to Financial Statements
June 30, 2007
(Unaudited)

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. The Company has no cash equivalents.

Long Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. There were no impairment charges taken during the six months ended June 30, 2007 and 2006, and for the period from June 28, 2005 (inception) to June 30, 2007.

Net loss per share

Basic loss per share is computed by dividing net loss by weighted average number of shares of common stock outstanding during each period. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. For the six months ended June 30, 2007 and 2006, and for the period from June 28, 2005 (inception) to June 30, 2007, respectively, the Company did not have any dilutive securities.

Stock-based compensation

All share-based payments to employees will be recorded and expensed in the statement of operations as applicable under SFAS No. 123R “Share-Based Payment”. For the six months ended June 30, 2007 and 2006, and for the period from June 28, 2005 (inception) to June 30, 2007, respectively, the Company has not issued any stock based compensation.

Emy’s Salsa AJI Distribution Company, Inc.
(A Development Stage Company)
Notes to Financial Statements
June 30, 2007
(Unaudited)

Segment Information

The Company follows Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information." During 2007 and 2006, the Company only operated in one segment; therefore, segment information has not been presented.

Recent accounting pronouncements

In February 2006, the FASB issued SFAS 155, “Accounting for Certain Hybrid Financial Instruments” (SFAS 155), which amends SFAS No. 133, “Accounting for Derivatives Instruments and Hedging Activities” (SFAS 133) and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (SFAS 140). SFAS 155 amends SFAS 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principal cash flows. SFAS No. 155 also amends SFAS No. 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that it is a derivative financial instrument. The Company adopted SFAS No. 155 on January 1, 2007 and it did not have a material effect on its financial position, results of operations or cash flows.

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, (“FIN 48”) “Accounting for Uncertainty in Income Taxes - An Interpretation of SFAS No. 109.” This Interpretation provides guidance for recognizing and measuring certain tax positions, as defined in FASB No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification and disclosure of uncertain tax positions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect that this Interpretation will have a material impact on their financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157 (“SFAS 157”), Fair Value Measurements. SFAS 157 clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability. Additionally, it established a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of SFAS 157 to have a material impact on their financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 158 (“SFAS 158”), “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R).” SFAS 158 requires employers to recognize the under funded or over funded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income. Additionally, SFAS 158 requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position. The new reporting requirements and related new footnote disclosure rules of SFAS 158 are effective for fiscal years ending after December 15, 2006. The new measurement date requirement applies for fiscal years ending after December 15, 2008. The Company does not expect the adoption of SFAS 158 to have a material impact on their financial position, results of operations or cash flows.

Emy’s Salsa AJI Distribution Company, Inc.
(A Development Stage Company)
Notes to Financial Statements
June 30, 2007
(Unaudited)

In September 2006, the U.S. Securities and Exchange Commission (the “SEC”) issued Staff Accounting Bulletin (“SAB No.108”), which expresses the views of the SEC staff regarding the process of quantifying financial statement misstatements. SAB No. 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. The guidance of this SAB is effective for annual financial statements covering the first fiscal year ending after November 15, 2006, which is December 31, 2006 for the Company. SAB No. 108 did not have an impact on the Company’s financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities, which permits entities to choose to measure many financial instruments and certain other items at fair value. The unrealized gains and losses on items for which the fair value option has been elected should be reported in earnings.  The decision to elect the fair value option is determined on an instrument-by-instrument basis, should be applied to an entire instrument and is irrevocable.  Assets and liabilities measured at fair values pursuant to the fair value option should be reported separately in the balance sheet from those instruments measured using other measurement attributes.  SFAS No. 159 is effective as of the beginning of the Company’s 2008 fiscal year. The Company does not expect the adoption of SFAS 159 to have a material impact on their financial position, results of operations or cash flows.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

Note 3 Other Asset

On July 1, 2006, the Company issued 3,000,000 shares of common stock (see note 4) to acquire a distribution agreement from a manufacturer having a fair value of $30,000 ($0.01/share) based upon recent cash offerings. The distribution agreement provides the Company, as distributor, the opportunity to have exclusive distribution rights in a specified geographic territory. The manufacturer is Orbital Group, LLC, which is operated by our Company’s Chairman and CEO.

The Company, as distributor, is not required to purchase any minimum dollar amount of products through June 30, 2007. However, for the period from July 1, 2007 through December 31, 2008, the Company is required to purchase a minimum of $15,000 of products annually or the distribution agreement terminates. The agreement would also terminate upon a change in control or if the Company does not purchase at least $10,000 of products in any three consecutive month period.

Emy’s Salsa AJI Distribution Company, Inc.
(A Development Stage Company)
Notes to Financial Statements
June 30, 2007
(Unaudited)

The initial term of the agreement is thirty months and the Company is amortizing the agreement over this period. The agreement renews automatically on the anniversary date for additional one-year periods. For the six months ended June 30, 2007, the Company has amortized $12,000. The remaining $18,000 is amortized through December 31, 2008.
.
Note 4 Refundable Stock Subscription

In 2006, the Company received $250 from a potential investor. The subscription was not accepted, and the Company will return these funds.

Note 5 Stockholders’ Equity

During July 2005, the Company issued 4,500,000 shares of common stock to its founders having a fair value of $450 ($0.0001/share).

During July and August 2005, the Company issued an aggregate 35,000 shares of common stock having a fair value of $350 ($0.01/share) based upon the fair value of the services provided.

During December 2005, the Company issued 1,050,000 shares of common stock to third parties in exchange for a subscription receivable totaling $10,500 ($0.01/share). Payment on subscription was received in January 2006.

In January 2006, the Company issued 70,000 shares of common stock for $700 ($0.01/share). Of the total, 60,000 shares were issued to related parties.

In March 2006, the Company issued 50,000 shares of common stock for $500 ($0.01/share).

In April 2006, the Company issued 10,000 shares of common stock for $100 ($0.01/share). These shares were issued to a family member of our Chairman and CEO.

In May 2006, the Company issued 250,000 shares of common stock for $2,500 ($0.01/share).

On July 1, 2006, the Company issued 3,000,000 shares of common stock to a related party. (See Note 2)

In July 2006, the Company issued 50,000 shares of common stock for $500 ($0.01/share).

In July 2006, the Company issued 12,500 shares of common stock for services having a fair value of $125 ($0.01/share) based upon recent cash offerings.

Note 6 Related Party

During April 2007, a board member was paid $1,000 for services rendered.

Emy’s Salsa AJI Distribution Company, Inc.
(A Development Stage Company)
Notes to Financial Statements
June 30, 2007
(Unaudited)

Note 7 Subsequent Events

(A) Loan Payable

In August 2007, a third party paid $200 for general and administrative expenses on behalf of the company in exchange for a loan. The loan is unsecured, non-interest bearing and due on demand.

(B) Stock Issued for Cash

During August 2007, the Company issued 360,000 shares of common stock for $3,600 ($0.01/share).

EMY’S SALSA AJI DISTRIBUTION COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS
DECEMBER 31, 2006

Page

Report of Independent Registered Public Accounting Firm	F-13

Balance Sheet as of December 31, 2006	F-14

Statements of Operations for the Year Ended December 31, 2006, for the Period from June 28, 2005 (inception) to December 31, 2005 and for the Period from June 28, 2005 (inception) to December 31, 2006	F-15

Statement of Changes in Stockholders’ Deficit for the Year Ended December 31, 2006, for the Period from June 28, 2005 (inception) to December 31, 2005 and for the Period from June 28, 2005 (inception) to December 31, 2006
F-16

Statements of Cash Flows for the Year Ended December 31, 2006, for the Period from June 28, 2005 (inception) to December 31, 2005 and for the Period from June 28, 2005 (inception) to December 31, 2006	F-17

Notes to Financial Statements	F-18 to F-24

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Emy’s Salsa AJI Distribution Company, Inc.

We have audited the accompanying balance sheet of Emy’s Salsa AJI Distribution Company, Inc., as of December 31, 2006, and the related statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2006, the period from June 28, 2005 (inception) to December 31, 2005, and for the period from June 28, 2005 (inception) to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Emy’s Salsa AJI Distribution Company, Inc., as of December 31, 2006, and the results of their operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2006, the period from June 28, 2005 (inception) to December 31, 2005, and for the period from June 28, 2005 (inception) to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

Berman & Company, P.A.

Boca Raton, Florida
September 20, 2007

Emy's Salsa AJI Distribution Company, Inc.
(A Development Stage Company)
Balance Sheet
December 31, 2006

Assets

Current Assets
Cash	$13,789
Total Current Assets	13,789

Other asset - net of accumulated amortization of $6,000	24,000

Total Assets	$37,789

Liabilities and Stockholders’ Equity

Current Liabilities
Refundable stock subscription	$250
Total Current Liabilities	250

Stockholders’ Equity
Common stock ($0.0001 par value, 75,000,000 shares authorized,
authorized, 9,027,500 shares issued and outstanding)	903
Additional paid in capital	44,822
Deficit accumulated during development stage	(8,186)
Total Stockholders’ Equity	37,539

Total Liabilities and Stockholders’ Equity	$37,789

See accompanying notes to financial statements

Emy's Salsa AJI Distribution Company, Inc.
(A Development Stage Company)
Statements of Operations

		For the Period from	For the Period from
	For the Year Ended	June 28, 2005 (inception) to	June 28, 2005 (inception) to
	December 31, 2006	December 31, 2005	December 31, 2006

Revenues	$-	$-	$-

Operating Expenses
Compensation	1,000	450	1,450
Amortization	6,000	-	6,000
General and administrative	602	350	952

Total Operating Expenses	7,602	800	8,402

Loss from Operations	(7,602)	(800)	(8,402)

Other Income
Interest income	216	-	216
Total Other Income	216	-	216

Net Loss	$(7,386)	$(800)	$(8,186)

Net loss per share - basic and diluted	$(0.00)	$(0.00)	$(0.00)

Weighted average number of shares outstanding
during the year/period - basic and diluted	7,383,178	4,154,934	6,281,846

See accompanying notes to financial statements

Emy's Salsa AJI Distribution Company, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity
For the Year Ended December 31, 2006, the Period from June 28, 2005 (Inception) to December 31, 2005 and for the Period from June 28, 2005 (inception) to December 31, 2006

	Common Stock, $.0001 Par Value
	Shares	Amount	Additional Paid in Capital	Deficit Accumulated During Development Stage	Subscriptions Receivable	Total Stockholders' Equity

Issuance of common stock for services - related parties - founder shares ($0.0001/share)	4,500,000	$450	$-	$-	$-	$450

Issuance of common stock for consulting services ($0.01/share)	35,000	4	347	-	-	350

Issuance of common stock in exchange for subscriptions receivable ($0.01/share)	1,050,000	105	10,395	-	(10,500)	-

Net loss, 2005	-	-	-	(800)	-	(800)

Balance December 31, 2005	5,585,000	559	10,742	(800)	(10,500)	-

Receipt of prior period stock subscriptions	-	-	-	-	10,500	10,500

Issuance of common stock to acquire distribution agreement - related party ($0.01/share)	3,000,000	300	29,700	-	-	30,000

Issuance of common stock for cash ($0.01/share)	360,000	36	3,564	-	-	3,600

Issuance of common stock for cash - related parties ($0.01/share)	70,000	7	693	-	-	700

Issuance of common stock for consulting services ($0.01/share)	12,500	1	124	-	-	125

Net loss, 2006	-	-	-	(7,386)	-	(7,386)

Balance December 31, 2006	9,027,500	$903	$44,822	$(8,186)	$-	$37,539

See accompanying notes to financial statements

Emy's Salsa AJI Distribution Company, Inc.
(A Development Stage Company)
Statements of Cash Flows

		For the Period from	For the Period from
	For the Year Ended	June 28, 2005 (inception) to	June 28, 2005 (inception) to
	December 31, 2006	December 31, 2005	December 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,386)	$(800)	$(8,186)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	6,000	-	6,000
Stock issued for services	125	800	925

Changes in operating assets and liabilities:
Refundable stock subscription	250	-	250
Net Cash Used In Operating Activities	(1,011)	-	(1,011)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	14,800	-	14,800
Net Cash Provided By Financing Activities	14,800	-	14,800

Net Increase in Cash	13,789	-	13,789

Cash - Beginning of Year/Period	-	-	-

Cash - End of Year/Period	$13,789	$-	$13,789

Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period for:
Income Taxes	$-	$-	$-
Interest	$-	$-	$-

Supplemental Disclosure of Non Cash Investing and Financing Activities:

Stock issued in exchange for subscription receivable (See Note 4)	$-	$10,500	$-

See accompanying notes to financial statements

EMY’S SALSA AJI DISTRIBUTION COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

Note 1 Nature of Operations and Summary of Significant Accounting Policies

Nature of operations

Certiorari Corporation is a Nevada corporation incorporated on June 28, 2005. On July 11, 2005, the Company changed its name to Emy’s Salsa AJI Distribution Company, Inc. (the “Company”).

The Company is a development stage entity and expects to engage in the business of distributing products through distribution agreements with manufacturers. The initial focus of the Company’s efforts will be the distribution of Emy’s Salsa (“Product”) for The Orbital Group (“Orbital”) (“Manufacturer”) (See Note 2). The Company has not generated any revenues since inception.

Development Stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include negotiating distribution agreements and marketing the territory for distribution outlets for the Product. The Company, while seeking to implement its business plan, will look to obtain additional debt and/or equity related funding opportunities.

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition and rapid technological change. The Company's operations are subject to significant risk and uncertainties including financial, operational, technological, and regulatory risks including the potential risk of business failure.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. The Company has no cash equivalents.

EMY’S SALSA AJI DISTRIBUTION COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

Long Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. There were no impairment charges taken during the year ended December 31, 2006, the period from June 28, 2005 (inception) to December 31, 2005, and for the period from June 28, 2005 (inception) to December 31, 2006.

Net loss per share

Basic loss per share is computed by dividing net loss by weighted average number of shares of common stock outstanding during each period. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. At year ended December 31, 2006, the period from June 28, 2005 (inception) to December 31, 2005, and for the period from June 28, 2005 (inception) to December 31, 2006 respectively, the Company did not have any dilutive securities.

Stock-based compensation

All share-based payments to employees will be recorded and expensed in the statement of operations as applicable under SFAS No. 123R “Share-Based Payment”. At year ended December 31, 2006, the period from June 28, 2005 (inception) to December 31, 2005, and for the period from June 28, 2005 (inception) to December 31, 2006, respectively, the Company has not issued any stock based compensation.

Income Taxes

The Company accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Segment Information

The Company follows Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information." During 2006 and 2005, the Company only operated in one segment; therefore, segment information has not been presented.

EMY’S SALSA AJI DISTRIBUTION COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

Recent accounting pronouncements

In February 2006, the FASB issued SFAS 155, “Accounting for Certain Hybrid Financial Instruments” (SFAS 155), which amends SFAS No. 133, “Accounting for Derivatives Instruments and Hedging Activities” (SFAS 133) and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (SFAS 140). SFAS 155 amends SFAS 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principal cash flows. SFAS No. 155 also amends SFAS No. 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that it is a derivative financial instrument. The Company will adopt SFAS No. 155 on January 1, 2007 and does not expect it to have a material effect on its financial position, results of operations or cash flows.

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, (“FIN 48”) “Accounting for Uncertainty in Income Taxes - An Interpretation of SFAS No. 109.” This Interpretation provides guidance for recognizing and measuring certain tax positions, as defined in FASB No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification and disclosure of uncertain tax positions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect that this Interpretation will have a material impact on their financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157 (“SFAS 157”), Fair Value Measurements. SFAS 157 clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability. Additionally, it established a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of SFAS 157 to have a material impact on their financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 158 (“SFAS 158”), “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R).” SFAS 158 requires employers to recognize the under funded or over funded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income. Additionally, SFAS 158 requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position. The new reporting requirements and related new footnote disclosure rules of SFAS 158 are effective for fiscal years ending after December 15, 2006. The new measurement date requirement applies for fiscal years ending after December 15, 2008. The Company does not expect the adoption of SFAS 158 to have a material impact on their financial position, results of operations or cash flows.

EMY’S SALSA AJI DISTRIBUTION COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

In September 2006, the U.S. Securities and Exchange Commission (the “SEC”) issued Staff Accounting Bulletin (“SAB No.108”), which expresses the views of the SEC staff regarding the process of quantifying financial statement misstatements. SAB No. 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. The guidance of this SAB is effective for annual financial statements covering the first fiscal year ending after November 15, 2006, which is December 31, 2006 for the Company. SAB No. 108 did not have an impact on the Company’s financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities, which permits entities to choose to measure many financial instruments and certain other items at fair value. The unrealized gains and losses on items for which the fair value option has been elected should be reported in earnings.  The decision to elect the fair value option is determined on an instrument-by-instrument basis, should be applied to an entire instrument and is irrevocable.  Assets and liabilities measured at fair values pursuant to the fair value option should be reported separately in the balance sheet from those instruments measured using other measurement attributes.  SFAS No. 159 is effective as of the beginning of the Company’s 2008 fiscal year. The Company does not expect the adoption of SFAS 159 to have a material impact on their financial position, results of operations or cash flows.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

Note 2 Other Asset

On July 1, 2006, the Company issued 3,000,000 shares of common stock (see note 4) to acquire a distribution agreement from a manufacturer having a fair value of $30,000 ($0.01/share) based upon recent cash offerings. The distribution agreement provides the Company, as distributor, the opportunity to have exclusive distribution rights in a specified geographic territory. The manufacturer is Orbital Group, LLC, which is operated by our Company’s Chairman and CEO.

The Company, as distributor, is not required to purchase any minimum dollar amount of products through June 30, 2007. However, for the period from July 1, 2007 through December 31, 2008, the Company is required to purchase a minimum of $15,000 of products annually or the distribution agreement terminates. The agreement would also terminate upon a change in control or if the Company does not purchase at least $10,000 of products in any three consecutive month period.

The initial term of the agreement is thirty months and the Company is amortizing the agreement over this period. The agreement renews automatically on the anniversary date for additional one-year periods. For the year ended December 31, 2006, the Company has amortized $6,000. The remaining $24,000 is amortized through December 31, 2008.

EMY’S SALSA AJI DISTRIBUTION COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

Note 3 Refundable Stock Subscription

In 2006, the Company received $250 from a potential investor. The subscription was not accepted, and the Company will return these funds.

Note 4 Stockholders’ Equity

During July 2005, the Company issued 4,500,000 shares of common stock to its founders having a fair value of $450 ($0.0001/share).

During July and August 2005, the Company issued an aggregate 35,000 shares of common stock having a fair value of $350 ($0.01/share) based upon the fair value of the services provided.

During December 2005, the Company issued 1,050,000 shares of common stock to third parties in exchange for a subscription receivable totaling $10,500 ($0.01/share). Payment on subscription was received in January 2006.

In January 2006, the Company issued 70,000 shares of common stock for $700 ($0.01/share). Of the total, 60,000 shares were issued to related parties.

In March 2006, the Company issued 50,000 shares of common stock for $500 ($0.01/share).

In April 2006, the Company issued 10,000 shares of common stock for $100 ($0.01/share). These shares were issued to a family member of our Chairman and CEO.

In May 2006, the Company issued 250,000 shares of common stock for $2,500 ($0.01/share).

On July 1, 2006, the Company issued 3,000,000 shares of common stock to a related party. (See Note 2)

In July 2006, the Company issued 50,000 shares of common stock for $500 ($0.01/share).

In July 2006, the Company issued 12,500 shares of common stock for services having a fair value of $125 ($0.01/share) based upon recent cash offerings.

Note 5 Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" "SFAS 109". SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The Company has a net operating loss carryforward, for tax purposes, totaling $8,186 at December 31, 2006 expiring through the year 2026. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership). Temporary differences, which give rise to a net deferred tax asset, are as follows:

EMY’S SALSA AJI DISTRIBUTION COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

Significant deferred tax assets at December 31, 2006 are as follows:

Gross deferred tax assets:
Net operating loss carryforwards	$2,999
Total deferred tax assets	2,999
Less: valuation allowance	(2,999)
Net deferred tax asset recorded	$-

The valuation allowance at December 31, 2005 was $293. The net change in valuation allowance during the year ended December 31, 2006 was an increase of $2,706. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that, some portion or not all of the deferred income tax assets will be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2006.

The actual tax benefit differs from the expected tax benefit for the year ended December 31, 2006 and for the period from June 28, 2005 (inception) to December 31, 2005 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes and 4% for state income taxes, a blended rate of 36.64%) as follows:

	December 31, 2006	December 31, 2005

Expected tax expense (benefit) - Federal	($2,411)	($261)
Expected tax expense (benefit) - State	(295)	(32)
Change in valuation allowance	2,706	293
Actual tax expense (benefit)	$-	$-

Note 6 Subsequent Events

(A) Related Party

During April 2007, a board member was paid $1,000 for services rendered.

EMY’S SALSA AJI DISTRIBUTION COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

(B) Loan Payable

In August 2007, a third party paid $200 for general and administrative expenses on behalf of the company in exchange for a loan. The loan is unsecured, non-interest bearing and due on demand.

(C) Stock Issued for Cash

During August 2007, the Company issued 360,000 shares of common stock for $3,600 ($0.01/share).

This prospectus is part of a registration statement that we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the prospectus. No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until 90 days after the commencement of the offering, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

1,887,500 Shares

Emy’s Salsa Aji Distribution Company, Inc.

Common Stock

PROSPECTUS

November __, 2007

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company has a provision in its Article of Incorporation providing for indemnification of its officers and directors as follows.

“The corporation shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS 78.751 or any other law then in effect or as it may hereafter be amended.

The corporation shall indemnify each present and future director, officer, employee, or agent of the corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed, or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including but not limited to attorneys = fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding if and only if the director or officer undertakes to repay said expenses to the corporation if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

The indemnification and advancement of expenses may not be made to or on behalf of any director or officer if a final adjudication establishes that the director = s of officer = s acts or omission involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The Registrant is bearing all expenses in connection with this prospectus other than sales commissions, underwriting discounts and underwriter’s expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee	$11
*Accounting fees and expenses	$7,500
*Legal fees and expenses	$2,500
*Transfer Agent fees	$2,500
*Blue Sky fees and expenses	$5,000
*Miscellaneous expenses	$500

Total	$18,011

*Indicates expenses that have been estimated for filing purposes.

ITEM 26.

RECENT SALES OF UNREGISTERED SECURITIES

The Company was incorporated on July 11, 2005 and 17,500 shares were initially issued to Paradox Trading Company, LLC in consideration of the payment of certain organizational expenses on behalf of the Company. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”).

From organization through July 2006, 1,887,500 shares of common stock were issued to 19 individuals or entities, including the above, each of with provided the company with a written subscription agreement in which each certified that the investor was an accredited investor. The foregoing issuances of securities were affected in reliance upon the exemption from registration provided by Section 4(2) and/or 3(b) under the Securities Act of 1933, as amended.

We completed a Regulation D, Rule 506 Offering in which we issued a total of 1,887,500 shares of our common stock to a total of 19 investors, at a purchase price of $0.01 per share for an aggregate offering price of $18,875. Each investor had a pre-existing relationship with a founder, officer, director or other person associated with the Company and completed a questionnaire to confirm that they were either “accredited” or “sophisticated” investors.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. In addition, each of the investors had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for these transactions.

ITEM 27. EXHIBITS.

3.1*	Articles of Incorporation
3.2*	Amended Articles of Incorporation
3.3	By-Laws
5.1*	Opinion of Mark Tolstoi, Esq.
10.1	Distribution Agreement between the company and Orbital Group, LLC.
23.1	Consent of Berman & Co., P.A.
23.2*	Consent of Mark Tolstoi, Esq. (included in Exhibit 5.1)

* To be filed by amendment

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act maybe permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Ellicott City, State of Maryland on November 12, 2007.

By:	/s/ ANDREW URIBE
By: Andrew Uribe President, Chief Financial Officer, Principal Accounting Officer, and Director

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints ANDREW URIBE, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ANDREW URIBE	President,
	By: Andrew Uribe	Chief Financial Officer, Principal Accounting Officer, and Director

By:	/s/JEAN YOUNG	Director
By: Jean Young

Dated: November 12, 2007